Hillman Reports Third Quarter 2024 Results
CINCINNATI, November 5, 2024 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, reported financial results for the thirteen and thirty-nine weeks ended September 28, 2024.
Third Quarter 2024 Highlights (Thirteen weeks ended September 28, 2024)
•Net sales decreased (1.4)% to $393.3 million compared to $398.9 million in the prior year quarter
•Net income totaled $7.4 million, or $0.04 per diluted share, compared to $5.1 million, or $0.03 per diluted share, in the prior year quarter
•Adjusted diluted EPS1 was $0.16 per diluted share compared to $0.11 per diluted share in the prior year quarter
•Adjusted EBITDA1 totaled $72.6 million compared to $66.8 million in the prior year quarter
•Acquired Intex DIY, a leading supplier of wiping cloths, consumable rags and cleaning textiles
•Subsequent to quarter end, Hillman won divisional 2024 Vendor Partner of the Year in Hardlines at Lowe's and won 2024 Partner of the Year in Hardware at Home Depot
Third Quarter YTD 2024 Highlights (Thirty-nine weeks ended September 28, 2024)
•Net sales decreased (0.5)% to $1,123.0 million compared to $1,128.7 million in the prior year period
•Net income totaled $18.5 million, or $0.09 per diluted share, compared to net income of $0.5 million, or $0.00 per diluted share, in the prior year period
•Adjusted diluted EPS1 was $0.42 per diluted share compared to $0.30 per diluted share in the prior year period
•Adjusted EBITDA1 totaled $193.2 million compared to $165.0 million in the prior year period
•Net cash provided by operating activities was $140.2 million compared to $171.5 million in the prior year period
•Free Cash Flow1 totaled $76.0 million compared to $119.3 million in the prior year period
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

Balance Sheet and Liquidity at September 28, 2024
•Gross debt was $758.6 million, compared to $760.9 million on December 30, 2023, and $811.1 million on September 30, 2023
•Net debt1 decreased to $698.7 million, compared to $722.4 million on December 30, 2023, and $771.8 million on September 30, 2023
•Liquidity available totaled $324.6 million, consisting of $264.8 million of available borrowing under the revolving credit facility and $59.8 million of cash and equivalents
•Net debt1 to trailing twelve month Adjusted EBITDA improved to 2.8x from 3.3x on December 30, 2023, and 3.7x on September 30, 2023
Management Commentary
"Our strong results for the third quarter were driven by efficient operations across the organization while taking great care of our customers," commented Doug Cahill, Chairman, President and CEO of Hillman. "Our 1,100 field sales and service folks continue to regularly manage the aisle for our customers, and our operations team has done a great job shipping our 114,000 SKUs to our customers on time and in full - demonstrated by our year-to-date fill rate of 95 percent."
“During the quarter we acquired Intex DIY, a leading supplier of cleaning rags, cloths, and textiles. This acquisition adds new products to our portfolio, and allows us to sell into new aisles and to new customers. We continue to seek bolt-on acquisitions like Intex DIY, that allow us to leverage our competitive moat to fuel long-term organic growth."
"Subsequent to the quarter end, we won 2024 vendor partner of the year awards at our top two customers, Lowe's and Home Depot. We are proud of this recognition and grateful for the hardworking Hillman team that made this happen. Taking care of our customers has always been the lifeblood of this company and has been the key driver our long-term success. As we look forward, the partnership and trust we have with our customers and our new business pipeline give us confidence that we are well positioned to grow our top and bottom line in 2025."

Full Year 2024 Guidance - Updated
Based on year-to-date performance and improved visibility on the remainder of the year, management is updating its guidance most recently provided on August 6, 2024 with Hillman's second quarter 2024 results.

	Previous FY 2024 Guidance	Updated FY 2024 Guidance
Net Sales	$1.44 to $1.48 billion	$1.455 to $1.485 billion
Adjusted EBITDA[1]	$240 to $250 million	Approx. $250 million
Free Cash Flow[1]	$100 to $120 million	$100 to $115 million
Rocky Kraft, Hillman's chief financial officer commented: "We are increasing our top and bottom line guidance to reflect the acquisition of Intex, which closed in August of this year,
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

and our strong bottom line results. We also lowered the top end of our free cash flow guide to better fall in line with our expectations."
Third Quarter 2024 Results Presentation
Hillman plans to host a conference call and webcast presentation today, November 5, 2024, at 8:30 a.m. Eastern Time to discuss its results. Chairman, President, and Chief Executive Officer Doug Cahill; Chief Operating Officer Jon Michael Adinolfi, and Chief Financial Officer Rocky Kraft will host the results presentation.
Date: Tuesday, November 5, 2024
Time: 8:30 a.m. Eastern Time
Listen-Only Webcast: https://edge.media-server.com/mmc/p/fs2k9czt/
A webcast replay will be available approximately one hour after the conclusion of the call using the link above.
Hillman’s quarterly presentation and Form 10-Q are expected to be filed with the SEC and posted to its Investor Relations website, https://ir.hillmangroup.com, prior to the webcast presentation.
About Hillman Solutions Corp.
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman Solutions Corp. (“Hillman”) and its subsidiaries are leading North American providers of complete hardware solutions, delivered with outstanding customer service to over 46,000 locations. Hillman is celebrating 60 years of service this year, a significant milestone achieved by maintaining strong company values, an innovative culture, and delivering a “small business” experience with “big business” efficiency. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & industrial customers. For more information on Hillman, visit www.hillman.com.
Forward Looking Statements
All statements made in this press release that are consider to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect our and our customers’, suppliers’ and other business partners’ operations,
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) direct and indirect costs associated with the May 2023 ransomware attack, and our receipt of expected insurance receivables associated with that cyber security incident; (6) seasonality; (7) large customer concentration; (8) the ability to recruit and retain qualified employees; (9) the outcome of any legal proceedings that may be instituted against the Company; (10) adverse changes in currency exchange rates; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on February 22, 2024. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Income (Loss), GAAP Basis
(dollars in thousands) Unaudited

	Thirteen Weeks Ended September 28, 2024	Thirteen Weeks Ended September 30, 2023	Thirty-nine Weeks Ended September 28, 2024	Thirty-nine Weeks Ended September 30, 2023
Net sales	$393,296	$398,943	$1,123,033	$1,128,669
Cost of sales (exclusive of depreciation and amortization shown separately below)	203,700	222,644	581,806	643,652
Selling, warehouse, general and administrative expenses	130,261	113,359	369,980	335,876
Depreciation	17,948	14,434	50,583	44,939
Amortization	15,354	15,583	45,857	46,733
Other (income) expense	(881)	(1,819)	3	841
Income from operations	26,914	34,742	74,804	56,628
Interest expense, net	15,108	16,728	44,316	52,880
Refinancing costs	—	—	3,008	—
Income before income taxes	11,806	18,014	27,480	3,748
Income tax expense	4,372	12,957	9,003	3,278
Net income	$7,434	$5,057	$18,477	$470

Basic income per share	$0.04	$0.03	$0.09	$0.00
Weighted average basic shares outstanding	196,297	194,794	195,914	194,662

Diluted income per share	$0.04	$0.03	$0.09	$0.00
Weighted average diluted shares outstanding	199,034	196,575	198,370	195,832

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	September 28, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$59,820	$38,553
Accounts receivable, net of allowances of $10,365 ($2,770 - 2023)	129,633	103,482
Inventories, net	419,385	382,710
Other current assets	15,566	23,235
Total current assets	624,404	547,980
Property and equipment, net of accumulated depreciation of $374,289 ($333,875 - 2023)	221,769	200,553
Goodwill	829,246	825,042
Other intangibles, net of accumulated amortization of $516,026 ($470,791 - 2023)	622,562	655,293
Operating lease right of use assets	85,254	87,479
Other assets	14,332	14,754
Total assets	$2,397,567	$2,331,101
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$165,809	$140,290
Current portion of debt and financing lease liabilities	13,039	9,952
Current portion of operating lease liabilities	16,331	14,407
Accrued expenses:
Salaries and wages	29,645	22,548
Pricing allowances	6,693	8,145
Income and other taxes	7,700	6,469
Other accrued liabilities	29,895	21,309
Total current liabilities	269,112	223,120
Long-term debt	730,666	731,708
Deferred tax liabilities	130,403	131,552
Operating lease liabilities	75,585	79,994
Other non-current liabilities	10,577	10,198
Total liabilities	$1,216,343	$1,176,572
Commitments and contingencies (Note 6)
Stockholders' equity:
Common stock: $0.0001 par value, 500,000,000 shares authorized, 196,514,508 and 194,913,124 issued and outstanding in 2024 and 2023, respectfully	20	20
Additional paid-in capital	1,438,074	1,418,535
Accumulated deficit	(217,729)	(236,206)
Accumulated other comprehensive loss	(39,141)	(27,820)
Total stockholders' equity	1,181,224	1,154,529
Total liabilities and stockholders' equity	$2,397,567	$2,331,101

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Thirty-nine Weeks Ended September 28, 2024	Thirty-nine Weeks Ended September 30, 2023
Cash flows from operating activities:
Net income	$18,477	$470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,440	91,672
Deferred income taxes	(1,326)	1,835
Deferred financing and original issue discount amortization	3,807	3,993
Stock-based compensation expense	9,742	9,111
Customer bankruptcy reserve	7,757	—
Loss on debt restructuring	3,008	—
Cash paid to third parties in connection with debt restructuring	(1,554)	—
Loss on disposal of property and equipment	56	—
Change in fair value of contingent consideration	313	2,614
Changes in operating items:
Accounts receivable, net	(22,906)	(42,883)
Inventories, net	(2,036)	92,833
Other assets	(142)	(5,697)
Accounts payable	17,822	27,220
Other accrued liabilities	10,729	(9,691)
Net cash provided by operating activities	140,187	171,477
Net cash from investing activities
Acquisition of business, net of cash received	(57,762)	(300)
Capital expenditures	(64,196)	(52,145)
Other investing activities	(211)	(318)
Net cash used for investing activities	(122,169)	(52,763)
Cash flows from financing activities:
Repayments of senior term loans	(4,255)	(86,383)
Financing fees	(33)	—
Borrowings on revolving credit loans	77,000	172,000
Repayments of revolving credit loans	(77,000)	(197,000)
Principal payments under finance lease obligations	(2,698)	(1,687)
Proceeds from exercise of stock options	8,938	1,600
Payments of contingent consideration	(196)	(1,175)
Other financing activities	(103)	883
Net cash provided by (used for) financing activities	1,653	(111,762)
Effect of exchange rate changes on cash	1,596	1,229
Net increase in cash and cash equivalents	21,267	8,181
Cash and cash equivalents at beginning of period	38,553	31,081
Cash and cash equivalents at end of period	$59,820	$39,262

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments as well as to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended September 28, 2024	Thirteen Weeks Ended September 30, 2023	Thirty-nine Weeks Ended September 28, 2024	Thirty-nine Weeks Ended September 30, 2023
Net income	$7,434	$5,057	$18,477	$470
Income tax expense	4,372	12,957	9,003	3,278
Interest expense, net	15,108	16,728	44,316	52,880
Depreciation	17,948	14,434	50,583	44,939
Amortization	15,354	15,583	45,857	46,733
EBITDA	$60,216	$64,759	$168,236	$148,300

Stock compensation expense	3,257	3,069	9,742	9,111
Restructuring and other (1)	1,322	179	3,192	3,027
Litigation expense (2)	—	79	—	339
Transaction and integration expense (3)	477	289	993	1,599
Change in fair value of contingent consideration	(467)	(1,553)	313	2,614
Refinancing costs (4)	—	—	3,008	—
Customer bankruptcy reserve (5)	7,757	—	7,757	—
Total adjusting items	12,346	2,063	25,005	16,690
Adjusted EBITDA	$72,562	$66,822	$193,241	$164,990
(1)Includes consulting and other costs associated with severance related to our distribution center relocations and corporate restructuring activities.
(2)Litigation expense includes legal fees associated with our litigation with Hy-Ko Products Company LLC.
(3)Transaction and integration expense includes professional fees and other costs related to the Koch Industries, Inc and Intex DIY, Inc acquisitions and the CCMP secondary offerings in 2023.
(4)In the first quarter of 2024, we entered into a Repricing Amendment (2024 Repricing Amendment) on our existing Senior Term Loan due July 14, 2028.
(5)Customer bankruptcy reserve includes amounts written off in connection with the True Value Chapter 11 bankruptcy filing on October 14, 2024.

Reconciliation of Adjusted Diluted Earnings Per Share
(in thousands, except per share data)
Unaudited

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended September 28, 2024	Thirteen Weeks Ended September 30, 2023	Thirty-nine Weeks Ended September 28, 2024	Thirty-nine Weeks Ended September 30, 2023
Reconciliation to Adjusted Net Income
Net income	$7,434	$5,057	$18,477	$470
Remove adjusting items (1)	12,346	2,063	25,005	16,690
Remove amortization expense	15,354	15,583	45,857	46,733
Remove tax benefit on adjusting items and amortization expense (2)	(3,096)	(1,055)	(6,876)	(4,907)
Adjusted Net Income	$32,038	$21,648	$82,463	$58,986

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$0.04	$0.03	$0.09	$0.00
Remove adjusting items (1)	0.06	0.01	0.13	0.09
Remove amortization expense	0.08	0.08	0.23	0.24
Remove tax benefit on adjusting items and amortization expense (2)	(0.02)	(0.01)	(0.03)	(0.03)
Adjusted Diluted Earnings per Share	$0.16	$0.11	$0.42	$0.30

Reconciliation to Adjusted Diluted Shares Outstanding (3)
Diluted Shares, as reported	199,034	196,575	198,370	195,832
Non-GAAP dilution adjustments:
Dilutive effect of stock options and awards	—	—	—	—
Adjusted Diluted Shares	199,034	196,575	198,370	195,832
Note: Adjusted EPS may not add due to rounding.
(1)Please refer to "Reconciliation of Adjusted EBITDA" table above for additional information on adjusting items. See "Per share impact of Adjusting Items" table below for the per share impact of each adjustment.
(2)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25.1% for the U.S. and 26.2% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rate of 25.1%, excluding certain awards that are non-deductible.
b.The tax impact of acquisition and integration expense was calculated using the statutory rate of 25.1%, excluding certain charges that were non-deductible.
c.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25.1%.
(3)Diluted shares on a GAAP basis for thirteen and thirty-nine weeks ended September 28, 2024 include the dilutive impact of 2,737 and 2,456 options and awards, respectfully. Diluted shares on a GAAP basis for the thirteen and thirty-nine weeks ended September 30, 2023 include the dilutive impact of 1,781 and 1,170 options and awards, respectfully.

Per Share Impact of Adjusting Items

	Thirteen Weeks Ended September 28, 2024	Thirteen Weeks Ended September 30, 2023	Thirty-nine Weeks Ended September 28, 2024	Thirty-nine Weeks Ended September 30, 2023
Stock compensation expense	$0.02	$0.02	$0.05	$0.05
Restructuring and other costs	0.01	0.00	0.02	0.02
Litigation expense	0.00	0.00	0.00	0.00
Transaction and integration expense	0.00	0.00	0.01	0.01
Change in fair value of contingent consideration	0.00	(0.01)	0.00	0.01
Refinancing costs	0.00	0.00	0.02	0.00
Customer bankruptcy reserve	0.04	0.00	0.04	0.00
Total adjusting items	$0.06	$0.01	$0.13	$0.09
Note: Adjusting items may not add due to rounding.
Reconciliation of Net Debt
We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is the calculation of Net Debt:

	September 28, 2024	December 30, 2023
Revolving loans	$—	$—
Senior term loan, due 2028	747,597	751,852
Finance leases and other obligations	10,956	9,097
Gross debt	$758,553	$760,949
Less cash	59,820	38,553
Net debt	$698,733	$722,396
Reconciliation of Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	Thirty-nine Weeks Ended September 28, 2024	Thirty-nine Weeks Ended September 30, 2023
Net cash provided by operating activities	$140,187	$171,477
Capital expenditures	(64,196)	(52,145)
Free cash flow	$75,991	$119,332

Source: Hillman Solutions Corp.
###